UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 7, 2010
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

      N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

(b)  As previously disclosed, (i) on December 31, 2003, Congoleum Corporation (the “Company”), Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (collectively, the “Debtors”) each filed voluntary petitions (the “Chapter 11 Cases”) with the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code, (ii) on or about January 7, 2004, the Bankruptcy Court entered an order providing for the joint administration of the Chapter 11 Cases, and (iii) on August 17, 2009, the U.S. District Court for the District of New Jersey (the “District Court”) withdrew the reference from the Bankruptcy Court and assumed original jurisdiction over the Chapter 11 Cases.

On June 7, 2010, the District Court entered an Order (the “Order”) confirming the Fourth Amended Joint Plan of Reorganization of the Company et al., as modified (the “Plan”).  Conformed copies of the Order and the Plan, as confirmed by the District Court, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Summary of the Plan

The following is a summary of the material terms of the Plan, as confirmed by the District Court.  The summary is qualified in its entirety by reference to the Plan.  Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Debtors will convey 100% ownership of Reorganized Congoleum to the Plan Trust and the holders of the Senior Note Claims.  50.1% of Reorganized Congoleum’s newly created common stock, par value $0.01 per share (the “New Common Stock”) will be issued to the Plan Trust for the benefit of holders of Asbestos Personal Injury Claims.  49.9% of the New Common Stock will be issued to holders Senior Note Claims on a pro rata basis.

On the Effective Date, Reorganized Congoleum will issue to holders of Senior Note Claims, on a pro rata basis, new 9% senior secured notes due December 31, 2017 (the “New Senior Notes”) in the principal amount of $33 million.  There will be no interest accruing or due and payable on the principal amount of the New Senior Notes for the first six months after the Effective Date.

On the Effective Date of the Plan, the Plan Trust will own 50.1% of the common stock of Reorganized Congoleum.  The Plan Trust will also receive payments, some over time, totaling approximately $235 million from court-approved Asbestos Insurance Settlement Agreements.  In addition, pursuant to the Insurance Transfer Agreement, the Plan Trust will receive all of the Debtors’ rights to additional asbestos coverage that are not the subject of any settlement.

All Asbestos Personal Injury Claims are classified in Class 7 and all holders of Asbestos Personal Injury Claims will have their claims resolved by the Plan Trust in the same manner.  Specifically, all Pre-Petition Settled Claimants, including the Litigation Settlement Claimants, in full satisfaction of each Asbestos Personal Injury Claim and any and all rights pursuant to any Pre-Petition Settlement Agreement, Claimant Agreement, Security Agreement, Collateral Trust Agreement or any and all other agreements and amendments thereto with respect to the pre-packaged plan of reorganization filed by the Debtors on December 31, 2003, will be restored to the status quo ante and treated in the same manner as all other holders of Asbestos Personal Injury Claims in Class 7.  The Pre-Petition Settled Claimants in Class 7 will receive pari passu treatment under the Plan without regard to any lien, security interest or other claim to priority treatment whatsoever (each Pre-Petition Settled Claimant will need to reapply to the Plan Trust to satisfy the TDP including medical, exposure, statutes of limitation and other requirements).

Share Information

Immediately prior to the confirmation of the Plan, the Company had (i) 20,000,000 authorized shares of Class A common stock, par value $0.01 per share, of which 3,663,390 shares were outstanding, (ii) 10,000,000 authorized shares of Class B common stock, par value $0.01 per share, of which 4,608,945 shares were outstanding, and (iii) 1,000,000 authorized shares of preferred stock, none of which were issued and outstanding.

Pursuant to the Plan, as of the Effective Date, all outstanding shares of the Company’s Class A common stock and Class B common stock will be cancelled and holders of those shares will not receive anything on account of their cancelled shares, and the Company will issue shares of the New Common Stock to (i) the Plan Trust for the benefit of holders of Asbestos Personal Injury Claims in an amount equal to 50.1% of the aggregate amount of the New Common Stock, and (ii) holders of the Senior Note Claims on a pro rata basis in an amount equal to 49.9% of the aggregate amount of the New Common Stock.

Assets and Liabilities

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 sets forth the assets and liabilities of the Company as of such date.

The information contained in this Current Report on Form 8-K contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend,” "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this Current Report on Form 8-K, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.

Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this Current Report on Form 8-K speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the costs relating to the execution and implementation of the plan of reorganization, (ii) timely consummation of the transactions necessary pursuant to the plan of reorganization, (iii) an appeal of the order confirming the plan of reorganization to the U.S. Court of Appeals for the Third Circuit, , (iv) Congoleum's ability to  consummate exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process on reasonable terms,  (v) increases in raw material and energy prices or disruption in supply, (vi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (vii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (viii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq and Afghanistan and from the tightening of credit availability, (ix) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (x) product warranty costs, (xi) changes in distributors of Congoleum's products, and (xii) Congoleum’s interests may not be the same as its present controlling shareholder, American Biltrite Inc.  In any event, if Congoleum is not successful in consummating the effectiveness of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. In the event that the confirmed plan becomes effective, holders of existing common shares of Congoleum will receive nothing on account of their interests and their shares will be cancelled. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2009 and subsequent filings made by Congoleum with the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	U.S. District Court Order dated June 7, 2010, confirming the Fourth Amended Joint Plan of Reorganization, as modified.
99.2	Fourth Amended Joint Plan of Reorganization of Congoleum Corporation et al., dated March 11, 2010, as modified, as confirmed by the District Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	Congoleum Corporation

By: /s/ Howard N. Feist III
	Name:	Howard N. Feist III
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	U.S. District Court Order dated June 7, 2010, confirming the Fourth Amended Joint Plan of Reorganization, as modified.
99.2	Fourth Amended Joint Plan of Reorganization of Congoleum Corporation et al., dated March 11, 2010, as modified, as confirmed by the District Court.